Exhibit 99.1

Convey To Be Taken Private By TPG

Convey Shareholders to Receive $10.50 per Share in Cash, Representing a 99% Premium Over Convey’s 30-Day Volume Weighted Average Price

FORT LAUDERDALE, FL (June 21, 2022) – Convey Health Solutions Holdings, Inc. (NYSE: CNVY) (“Convey”), a leading healthcare technology and services company, announced today that it has entered into a definitive merger agreement pursuant to which TPG Capital, the private equity platform of global alternative asset management firm TPG (“TPG”) and Convey’s principal shareholder, will acquire all of the outstanding shares of Convey common stock not currently owned by TPG or certain management and director shareholders for $10.50 per share in cash, representing an enterprise value of approximately $1.1 billion.

The purchase price represents a premium of approximately 99% over Convey’s 30-day volume weighted average price per share as of June 17, 2022, and a premium of approximately 143% to the closing price of Convey common stock on June 17, 2022, the last trading day prior to public disclosure of the transaction.

A special committee (the “Special Committee”) of the Board of Directors of Convey (the “Board”), comprised solely of independent directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of Convey and its shareholders that are not affiliated with TPG or such management and director shareholders. Acting upon the recommendation of the Special Committee, the Board approved the transaction.

“We believe this transaction provides substantial value, liquidity and certainty for our shareholders. Going forward, as a private company and with TPG’s support, we will have the ability to continue to make investments in the company and better serve our customers,” said Stephen Farrell, CEO of Convey.

“Convey is a leading, integrated payor technology platform that enables efficiency and improves clinical and financial outcomes across the healthcare system. We look forward to continuing our partnership in its next chapter as a private company,” said Katherine Wood, Partner at TPG.

The transaction is expected to close in the second half of 2022. Completion of the transaction is subject to customary closing conditions. The transaction has been approved by TPG in its capacity as the principal shareholder of Convey and no other shareholder approval is required. Upon completion of the transaction, Convey will become a private company and will no longer be publicly listed or traded on NYSE.

Davis Polk & Wardwell LLP is acting as legal counsel to TPG. Centerview Partners is acting as financial advisor to the Special Committee and Simpson Thacher & Bartlett LLP is acting as its legal counsel. Cravath, Swaine & Moore LLP is acting as legal counsel to Convey.

About Convey
Convey is a specialized healthcare technology and services company that is committed to providing clients with healthcare-specific, compliant member support solutions utilizing technology, engagement, and analytics. Convey’s administrative solutions for government-sponsored health plans help to optimize member interactions, ensure compliance, and support end-to-end Medicare processes. By combining its best-in-class, built-for-purpose technology platforms with dedicated and flexible business process solutions, Convey creates better business results and better healthcare consumer experiences on behalf of business customers and partners. Convey’s clients include some of the nation’s leading health insurance plans and pharmacy benefit management firms. Their healthcare-focused teams help several million Americans each year to navigate the complex Medicare Advantage and Part D landscape. To learn more about Convey, please visit www.ConveyHealthSolutions.com.

About TPG
TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $120 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com or @TPG on Twitter.

No Offer or Solicitation
This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which TPG and Convey operate and beliefs of and assumptions made by TPG management and Convey management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of TPG, Convey or the combined company. Words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, among others:

●	risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;
●	the failure to consummate or delay in consummating the merger for other reasons;
●	the risk that a condition to closing of the merger may not be satisfied;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

●	the outcome of any legal proceedings that may be instituted following announcement of the merger;
●	failure to obtain the financing required to consummate the merger;
●	failure to retain key management and employees of Convey;
●	issues or delays in the successful integration of Convey’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;
●	unfavorable reaction to the merger by customers, competitors, suppliers and employees;
●
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

●	additional factors discussed in Convey’s filings with the SEC.

The forward-looking statements contained in this communication are based on management’s current plans, estimates and expectations in light of information currently available to Convey and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting Convey will be those that Convey has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in Convey’s 2021 10-K filed with the SEC on March 23, 2022, as supplemented in Item 1A. “Risk Factors” of Convey’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by Convey speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to Convey or persons acting on Convey’s behalf are expressly qualified in their entirety by the previous statements. Convey undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

Convey will prepare an information statement on Schedule 14C for its shareholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Convey’s shareholders. You may obtain copies of all documents filed by Convey with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Convey’s website at https://ir.conveyhealthsolutions.com/financials/sec-filings/default.aspx.

Shareholders of Convey are urged to read all relevant documents filed with the SEC, including the Schedule 14C, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the proposed transaction.

Contacts

Convey
Investor Relations Contact
Gene Mannheimer
ICR Westwicke
ConveyHealthIR@westwicke.com

Media Contact
Tom Pelegrin
Senior Vice President & Chief Revenue Officer
mediarelations@conveyhs.com

TPG
Leslie Shribman and Courtney Power
media@tpg.com
415-743-1550